Exhibit 15.3

Our ref	DLK/667469-000001/10962765v1
Direct tel	+852 2971 3006
E-mail	derrick.kan@maplesandcalder.com

Renren Inc.

5/F, North Wing

18 Jiuxianqiao Middle Road

Chaoyang District, Beijing 100016

People's Republic of China

15 May 2017

Dear Sir

Re: Renren Inc.

We have acted as legal advisors as to the laws of the Cayman Islands to Renren Inc., an exempted limited liability company incorporated in the Cayman Islands (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission of an annual report on Form 20-F for the year ended 31 December 2016.

We hereby consent to the reference of our name under the heading “Item 10E Taxation” in the Form 20-F and further consent to the incorporation by reference of the summary of our opinion under this heading into the Company’s registration statements on Form S-8 (File No. 333-177366 and File No. 333-209734) that was filed on 18 October 2012 and 26 February 2016, respectively.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP

Ex. 15.3-1